UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2023, RYVYL Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with an institutional investor (the “Investor”), which previously provided $100 million in convertible note financing to the Company, evidenced by an 8% Convertible Note Due 2023, issued to the Investor on November 8, 2021 (the “Note”), which Note was originally due on November 5, 2023, and which maturity date was extended to November 5, 2024, pursuant to a Restructuring Agreement, dated as of August 16, 2022.

Under the terms of the Exchange Agreement, the Company and the Investor have agreed to exchange (the “Exchanges”), in two separate exchanges, an aggregate of $22.703 million of the outstanding principal and interest under the Note for 15,000 shares of a newly authorized series of preferred stock of the Company designated as Series A Preferred Convertible Stock (the “Series A Preferred Stock”), the terms of which will be set forth in a Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock of RYVYL, Inc. (the “Certificate of Designations”), which the Company will file with the Nevada Secretary of State prior to the initial issuance of any shares of Series A Preferred Stock.

Under the terms of the Exchange Agreement, upon satisfaction of all applicable closing conditions (or waiver of any of such conditions by the applicable other party), in the initial exchange (the “Initial Exchange”), $4,297,000 of the outstanding principal balance of the Note and $1,703,000 of accrued interest will be exchanged for 6,000 shares of Series A Preferred Stock.  We expect the Initial Exchange to be completed  on or prior to July 27, 2023. Additionally, upon satisfaction of all applicable closing conditions, including, without limitation, the Company’s having obtained any stockholder approval required for the consummation of the transactions and the issuance of all common stock, par value $0.001 of the Company (the “Common Stock”) issuable upon the conversion of all of the shares of Series A Preferred Stock (unless waived by the applicable other party), in the final exchange (the “Final Exchange”),  the remaining $16,703,000 of outstanding principal balance subject to the Exchanges will be exchanged for 9,000 shares of Series A Preferred Stock on a date mutually agreed to by the Company and the Investor.

Under the terms of the Certificate of Designations, each share of Series A Preferred Stock will have a stated value of $1,000 per share, and will be convertible, at the holder’s option, either (a) at the fixed conversion price then in effect, which initially is $2.00 (subject to standard antidilution adjustments and adjustments as a result of subsequent issuances of securities where the effective price of the Common Stock is less than the then current fixed conversion price) or (b) at the Alternate Conversion Price (defined below).  The Certificate of Designations also provides that in the event of certain “Triggering Events,” any holder may, at any time, convert any or all of such holder’s Series A Preferred Stock at a conversion rate equal to the product of (i) the Alternate Conversion Price and (ii) 115% of the value of the Preferred Stock subject to such conversion. “Triggering Events” include, among others, (i) a failure to timely deliver shares of Common Stock, upon a conversion, (ii) a suspension of trading on the principal trading market or the failure to be traded or listed on the principal market for five days or more, (iii) the failure to pay any dividend to the holders of Series A Preferred Stock when required, (iv) the failure to remove restrictive legends when required, (v) the Company’s default in payment of indebtedness in an aggregate amount of $2 million or more, (vi) proceedings for a bankruptcy, insolvency, reorganization or liquidation, which are not dismissed with 30 days, (vii) commencement of a voluntary bankruptcy proceeding, and (viii) final judgments against the Company for the payment of money in excess of $2 million. “Alternate Conversion Price” means the lower of (i) the applicable conversion price the in effect and (ii) the greater of (x) $0.24 (the “Floor Price”) and (y) 97.5% of the lowest volume weighted average price of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice.

Under the terms of a separate Leak-Out Agreement, there are also certain limitations on the Investor’s sales of Common Stock in the open market.

The description of the Exchange Agreement and the Leak-Out Agreement set forth herein is qualified in their entirety by reference to the full text of each of those agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively. The form of Certificate of Designations is filed herewith as Exhibit 10.3.

Item 8.01 Other Events.

On July 26, 2023, the Company issued a press release announcing its entry into the Exchange Agreement and the transactions contemplated therein, including the Exchanges. The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1†*	Form of Exchange Agreement
10.2*	Form of Leak-Out Agreement
10.3*	Certificate of Designation of Series A Preferred Stock
99.1**	Press Release, dated July 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith

†

 Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL, Inc.

Date: July 26, 2023	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer